SCHEDULE 14A INFORMATION

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AB Equity Income Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AllianceBernstein

Please refer to the accompanying voting ballot(s) for your specified Fund(s)

PLEASE VOTE NOW!

July 20, 2026

Dear Stockholder,

We continue to update you in connection with the Meeting of Stockholders of the AllianceBernstein Funds (the “Funds”), to be held on August 3, 2026. You and your fellow stockholders are being asked to consider and approve a new investment advisory agreement with AllianceBernstein and to elect eight nominees to the Board of Directors/Trustees. No management fee increase is proposed.

Please join your fellow stockholders who have responded and take advantage of your right to vote by signing, dating, and mailing the enclosed card in the prepaid envelope or follow the instructions below to vote by telephone or internet.

Vote by Phone by calling 800-311-1512 and speaking with a proxy voting specialist today. Our representatives are available on weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed card and following the instructions.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Sodali Fund Solutions (“SFS”) at 800-311-1512. Please note that an SFS representative may call you to assist in voting.

Thank you,

ALLIANCEBERNSTEIN FUNDS